Exhibit 99.1

TradeStation Reports Fourth Quarter 2009 Financial Results

Company Reports Record Total Client Assets and Record Total Client Accounts

Plantation FL, February 11, 2010 – TradeStation Group, Inc. (NASDAQ GS: TRAD) today reported 2009 fourth quarter net revenues of $31.2 million, net income of $2.7 million, and earnings per share (diluted) of 7 cents, compared to 2008 fourth quarter net revenues of $41.4 million, net income of $7.6 million, and earnings per share (diluted) of 18 cents.

The primary reason for the year-over-year differences was lower brokerage commissions and fees caused mainly by lower daily average revenue trades (DARTs). Lower DARTs were caused, the company believes, primarily by reduced market volatility and market volumes in the 2009 fourth quarter as compared to the 2008 fourth quarter. Brokerage commissions and fees for the 2009 fourth quarter were $27.8 million, as compared to 2008 fourth quarter brokerage commissions and fees of $37.1 million. Brokerage commissions and fees are the largest component of the company’s net revenues.

“We continue to generate positive net income – for the 31st consecutive quarter – and have cash and cash equivalents and marketable securities of about $134 million, and no debt,” said David Fleischman, the company’s Chief Financial Officer. “We were obviously impacted by the low volatility that the U.S. markets experienced in the last six months of 2009, but are encouraged by what we see so far in 2010 – January DARTs are up 22% over December DARTs.”

TradeStation’s balance sheet as of December 31, 2009 showed shareholders’ equity of $170.5 million.

TradeStation Reports DARTs and Record Total Accounts

For the 2009 fourth quarter, TradeStation experienced the following year-over-year daily trading results with respect to equities, futures and forex accounts:

	Q4 09	Q4 08	Decrease
Daily Average Revenue Trades	79,179	121,195	35%

The company also published today, in a separate announcement, its DARTs, Total Client Assets, Average Equities Client Credit Balances and Average Equities Client Margin Balances for the month of January 2010.

TradeStation had a record 46,176 brokerage accounts at December 31, 2009, a 9% increase from December 31, 2008.

TradeStation’s Average Client Trades 434 Times per Year and Has an Average Account Balance of $68,800 for Equities and $19,500 for Futures

TradeStation’s brokerage client account metrics are among the best in the industry. TradeStation brokerage clients generated the following client account metrics in the 2009 fourth quarter:

Client Trading Activity
Annualized average revenue per account	$2,510
Annualized trades per account	434

Client Account Assets
Average assets per account (Equities)	$68,800
Average assets per account (Futures)	$19,500

Company Purchases 480,690 Shares under Stock Buy-Back Plan

In the 2009 fourth quarter, the company purchased 480,690 shares of its common stock pursuant to its stock buy-back plan for a total purchase price of $3.7 million. Since buying under the plan began November 13, 2006, through December 31, 2009 the company has purchased 5,150,255 shares for a total purchase price of $46.9 million.

Under the stock buy-back plan, the company is authorized, over a 4-year period (which terminates in November 2010), to purchase up to $60 million of its common stock using available and unrestricted cash in the open market or through privately-negotiated transactions pursuant to one or more Rule 10b5-1 plans or programs. Pursuant to the plan, up to $1,250,000 of company cash per month during each month of the 4-year period (i.e., up to $15 million per 12-month period and up to $60 million for the 4-year period) has been authorized to be used to purchase company shares at prevailing prices, subject to compliance with applicable securities laws, rules and regulations, including Rules 10b5-1 and 10b-18. The buy-back plan does not obligate the company to acquire any specific number of shares in any period, and may be modified, suspended, extended or discontinued at any time without prior notice.

Company Provides 2010 Business Outlook

TradeStation today also published its 2010 Business Outlook.

The company’s 2010 First Quarter and Full-year Business Outlook estimated ranges are as follows:

2010 BUSINESS OUTLOOK
(In Millions, Except Per Share Data)

	First Quarter 2010	Full-year 2010
REVENUES	$32.0 to $34.0	$138.0 to $157.0

EARNINGS PER SHARE (Diluted)	$0.05 to $0.07	$0.27 to $0.46

The company’s 2010 first quarter and full-year estimated ranges are based on numerous assumptions, including: basing the midpoints of the ranges, in part, on average daily revenue per account for each asset class (equities, futures, forex) at approximately the same level as average daily revenue per account over the six-month period ended December 31, 2009 (the period used and the formula and criteria applied often vary with each Business Outlook based upon management’s judgment each period concerning the best assumptions to use); treasury bill and treasury note yields we receive remaining constant at December 2009 levels throughout most of 2010; anticipated growth, attrition and trading activity of active trader equities, futures and forex accounts, and the proportions in trading activity among those asset classes (each of which have different profit margin structures); the timing of expenses relating to company growth initiatives as compared to the timing of anticipated benefits from those initiatives; and numerous other assumptions concerning the company’s business and industry, market conditions, and various decisions, acts or failures to act both within and outside of the company’s control. All assumptions, expectations and beliefs relating to the Business Outlook are forward-looking in nature and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth and referenced above and below. In particular, to the extent market volatility and/or market volumes move to significantly higher or lower levels, net account growth increases, slows or decreases, the treasury bill and/or the treasury note rates of interest are different than what has been assumed, and/or economic or financial market conditions persist or worsen, or improve sooner or to a higher degree than expected, the results estimated in the Business Outlook will likely be materially different than actual results.

Conference Call/Webcast

At 11:00, a.m., Eastern Time, today, members of TradeStation Group senior management will conduct an analyst conference call to discuss the company’s 2009 fourth quarter results and its 2010 First Quarter and Full-year Business Outlook. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NASDAQ GS: TRAD), through its principal operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to the active trader and certain institutional trader markets. TradeStation is an electronic trading platform that offers state-of-the-art electronic order execution and enables clients to design, test, optimize, monitor and automate their own custom Equities, Options, Futures and Forex trading strategies.

TradeStation Securities, Inc. (Member NYSE, FINRA, SIPC, DTCC, OCC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and also a member of the Boston Options Exchange, Chicago Board Options Exchange, Chicago Stock Exchange, International Securities Exchange and NASDAQ OMX. Its TradeStation Prime Services division, based in New York, seeks to provide prime brokerage services to small and mid-sized hedge funds and other firms. The company’s technology subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services.  Its London-based subsidiary, TradeStation Europe Limited, an FSA-authorized brokerage firm, introduces UK and other European accounts to TradeStation Securities.

Forward-Looking Statements – Issues, Uncertainties and Risk Factors

This press release, including the 2010 First Quarter and Full-year Business Outlook estimated ranges contained in this press release, and today’s earnings conference call, contain statements and estimates that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, or the conference call, the words “anticipate(s),” “anticipated,” “anticipation,” “assume(s),” “assumption(s),” “become(s),” “belief(s),” “believe(s),” “believed,” “could,” “designed,” “estimate,” “estimates,” “estimated,” “expect(s),” “expected,” “expectation(s),” “going forward,” “future,” “hopeful,” “hopefully,” “hope(s),” “intend(s),” “intended,” “look forward,” “may,” “might,” “opportunity,” “opportunities,” “outlook(s),” “pending,” “plan(s),” “planned,” “potential,” “scheduled,” “shall,” “should,” “think(s),” “to be,” “upcoming,” “well-positioned,” “will,” “wish,” “would,” and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, the following:

•	negative changes in the condition of the securities and futures markets, and the financial markets and economy generally (which could cause the company to experience significantly lower revenues, net income and earnings per share, as well as reduced market value of its publicly-traded shares of common stock), or unexpected positive changes (which could have the opposite effect);

•	changes in the combined average volume of the major U.S. equities and futures exchanges and in market volatility, which tend to significantly affect customer trading volume at TradeStation (for example, sharply decreased market volatility and market volume in the 2009 fourth quarter as compared to the fourth quarter in 2008 likely contributed to the significant decrease in client trading volume in the 2009 fourth quarter);

•	changes in treasury note and/or treasury bill rates of interest that are inconsistent with, or different from, the company’s assumptions for 2010;

•	the company’s ability (or lack thereof), based upon market conditions, the level of success of its marketing and product development and enhancement efforts, product and service quality and reliability, competition (including both price and quality-of-offering competition, which are intense) and other factors, to achieve significant, or any, net increases in DARTs, brokerage accounts and brokerage commissions and fees sequentially or year over year (for example: TradeStation’s DARTs and brokerage commissions and fees both decreased sequentially and year over year in the 2009 third and fourth quarters, and net account growth substantially slowed in the 2009 third and fourth quarters; and these and other items may decrease sequentially or year over year in subsequent periods);

•	with respect to net new customer accounts, the company’s ability (or lack thereof) to maintain or increase the rate of quarterly gross account additions and to control the rate of quarterly account attrition, particularly in current market and economic conditions, including recession, unemployment, high volatility and swings in volatility, and if those conditions worsen and/or are prolonged;

•	technical difficulties, outages, errors or failures in the company’s electronic and software products, services and systems relating to market data, order execution and trade processing and reporting, and other software or system errors and failures, which have increased over the past two years (also, although the company maintains a redundant back-up system to its order execution systems, that redundancy is not seamless, which could materially intensify the negative consequences of any such difficulties, outages, errors or failures);

•	with respect to technical difficulties, outages, errors and failures the company has experienced, the failure or inability of the company to address the underlying issues or causes relating to such problems, to adequately correct them and ensure they do not repeat (particularly as the volume of market data received from the exchanges, or the volume of the company’s client base’s trading volume, requires increased, improved or different hardware and/or software capacity, technology or company domain know-how), or otherwise to ensure the stability, capacity, speed and accuracy of the trading platform’s market data and order placement services, as such failure or inability on the part of the company could materially negatively affect the company’s reputation in the online trader market, causing increased attrition and a decrease in new accounts, and decreased net revenues and net income;

•	the company’s new “TradeStation Prime Services” division turning out to be less profitable or more costly than expected, or resulting in unanticipated claims or liabilities against the company, as a result of (1) unanticipated start-up costs and expenses that are not offset or exceeded by expected revenues as and when planned (or at all), (2) the TradeStation trading platform, and the prime services offering generally, not growing in appeal to prime services clients to the extent the company believes they will, (3) the failure of the company to make timely and quality enhancements to its trading platform which are believed necessary to attract prime services clients to use TradeStation to execute and clear trades, (4) TradeStation’s size and balance sheet being unacceptably small to mid-size and larger prime services clients (which are part of the market segment the company intends to serve), and (5) the general unpredictability of operating results for a start-up business division, particularly given TradeStation’s lack of experience in offering prime brokerage services;

•	a substantial decrease in the company’s available cash should a large portion of its current available cash be used for acquisitions or other expansion activities;

•	infrastructure, capital or other large expenses, or unforeseen or unexpected liabilities and claims, the company may face as it seeks to grow its U.S. active trader market business, and its institutional (including prime services) and non-U.S. trader market businesses, including potential acquisition, joint venture, investment or business combination risks, costs and expenses (such as start-up costs and expenses, absorption of ongoing losses from an acquired entity, professional fees and, in the case of an acquisition, amortization expense) incurred in the event the company acquires, joint ventures with, invests in, or combines with other businesses, or launches additional new divisions (such potential opportunities are continuously under consideration);

•	business interruptions, slowdowns or failures affecting vendors or vendor services used by the company for clearance, settlement and back-office systems, whether caused by adverse economic conditions or other events, which could significantly interrupt, impair or injure the company’s core business operations;

•	the potential negative effects on the company’s forex commissions and fees, and forex business and prospects generally, based on proposed FINRA and CFTC rules which would, if adopted, prohibit broker-dealers and futures commission merchants from offering competitive buying power (as opposed to buying power that could be offered by non-U.S. forex dealers) to forex customer accounts (FINRA has proposed a limit on buying power leverage of 4-to-1 and the CFTC has proposed a limit on buying power leverage of 10-to-1, compared to the buying power leverage of up to 100-to-1 or 200-to-1 typically offered throughout the world today);

•	the potential negative effects on the company’s brokerage commissions and fees of any future rules that may be imposed which ban short selling (such as the temporary ban in 2008 on short selling of financial sector securities) or restrict or limit short selling (such as new short sale regulations that are being considered by regulators), as a significant percentage of the firm’s daily client trades on many trading days are short sale transactions;

•	in general, new or modified regulatory rules or requirements, or increased or more stringent enforcement and higher fines or greater sanctions, concerning required liquidity, net capital or deposits, or the manner in which TradeStation Securities operates its business and monitors and ensures compliance of its business operations with applicable laws, rules and regulations, that may be enacted or imposed in response to the current economic crisis and recent scandals, and which could materially increase the firm’s cash requirements to conduct its business, require substantial increases in compliance, legal and/or brokerage operations costs, result in fines, penalties or sanctions, limit or reduce the firm’s access to, or use of, a significant percentage of its now-available cash, or otherwise limit the firm’s ability to engage fully, and with as much success, in the services it currently provides;

•	the frequency and size of, and ability to collect, unsecured client account debits as a result of volatile market movements and unstable economic conditions, particularly in concentrated positions held in client accounts or as a result of other high-risk positions or circumstances;

•	the full results, which likely will not be known until later in 2010, of an ongoing investigation of TradeStation Securities by Canadian regulatory authorities relating primarily to futures brokerage accounts held by Canadian residents in light of the firm not being registered (or having an introducing brokerage firm registered) in a Canadian province, which could result in substantial fines or settlements and affect the firm’s ability to accept new, or retain existing, futures and forex brokerage accounts (the company does not have or accept equities accounts) from Canadian residents, which could adversely impact the company’s futures revenues (since the inquiry was made, TradeStation Securities has not accepted Canadian resident futures or forex accounts and it is likely that TradeStation will need to close at least a portion of its existing Canadian resident futures and forex accounts during 2010);

•	the company’s estimated earnings per share (diluted) being based on assumptions of a certain number of outstanding shares and an average stock price for particular time periods that turn out to be inaccurate (if the number of outstanding shares and/or the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower, and, if both of those are lower, there will be less dilution and higher earnings per share) because of new or modified company share buy-back plans (which the company considers from time to time and which could be implemented later in 2010) or other events or factors that can affect the price of the company’s shares or the number of outstanding shares;

•	unauthorized intrusion and/or other criminal or fraudulent activity in customer accounts by persons who unlawfully or improperly access or use customer accounts (through deceit or otherwise) and then place orders or other transactions in, or deposit misappropriated funds in, or improperly withdraw funds from, those accounts;

•	the effect of changes in product mix (how much of customer trading volume is stocks versus equity options versus futures versus forex), which can affect the company’s revenues, net income and margins, even if overall volume remains the same;

•	rule-based trading not growing in appeal to the extent the company believes it will (both in the U.S. and other regions);

•	the effect of unanticipated increased infrastructure costs that may be incurred as the company seeks to increase its product development/information technology headcount and resources (which the company continues to try to do as quickly as possible) and grows its brokerage firm operations, adds offices, adds accounts and introduces and expands existing and new product and service offerings;

•	pending regulatory matters which could result in fines, sanctions and/or other negative consequences;

•	the amount of unexpected legal, consultation and professional fees (including fees related to pending and future regulatory matters, lawsuits or other proceedings against the company, or potential acquisitions, investments, business combinations or strategic relationships);

•	the general variability and unpredictability of operating results forecast on a quarterly or annual basis; and

•	other items, events and unpredictable costs or revenue impact items or events that may occur, and other issues, risks and uncertainties indicated from time to time in the company’s filings with the Securities and Exchange Commission, including, but not limited to, the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009, and other SEC filings, and company press releases, conference calls and public presentations or statements.

Contact

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(Unaudited)
REVENUES:
Brokerage commissions and fees	$27,836	$37,096	$121,258	$129,304
Interest income	2,008	2,632	5,957	25,937
Brokerage interest expense	—	412	—	3,166

Net interest income	2,008	2,220	5,957	22,771
Subscription fees and other	1,343	2,067	7,496	8,357

Net revenues	31,187	41,383	134,711	160,432

EXPENSES:
Employee compensation and benefits	10,053	10,268	41,715	40,166
Clearing and execution	7,360	10,719	31,182	38,914
Data centers and communications	2,929	2,285	11,480	9,216
Marketing	1,564	1,482	6,610	5,805
Professional services	859	1,022	3,372	3,453
Occupancy and equipment	789	707	3,072	2,989
Depreciation and amortization	1,056	1,111	4,362	4,219
Other	1,987	1,277	6,849	5,631

Total expenses	26,597	28,871	108,642	110,393

Income before income taxes	4,590	12,512	26,069	50,039
INCOME TAX PROVISION	1,858	4,896	10,279	19,402

Net income	$2,732	$7,616	$15,790	$30,637

EARNINGS PER SHARE:
Basic	$0.07	$0.18	$0.38	$0.71

Diluted	$0.07	$0.18	$0.38	$0.70

WEIGHTED AVERAGE SHARES
OUTSTANDING:
Basic	40,882	42,742	41,507	43,235

Diluted	41,361	43,167	41,981	43,912

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2009	2008
ASSETS:

Cash and cash equivalents, including restricted cash of $717 at December 31, 2009 and $956 at December 31, 2008*	$57,405	$100,314
Cash and investments segregated in compliance with federal regulations	785,208	626,103
Marketable securities	76,342	8,465
Receivables from brokers, dealers, clearing organizations and clearing agents	32,226	11,139
Receivables from brokerage customers, net	45,034	30,316
Property and equipment, net	7,578	6,602
Deferred income taxes, net	1,276	3,001
Deposits with clearing organizations	38,521	48,019
Other assets	5,606	3,473

Total assets	$1,049,196	$837,432

LIABILITIES AND SHAREHOLDERS’ EQUITY:

LIABILITIES:
Payables to brokers, dealers and clearing organizations	$114	$87
Payables to brokerage customers	868,741	661,046
Accounts payable	2,627	3,363
Accrued expenses	7,206	7,935

Total liabilities	878,688	672,431
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY	170,508	165,001

Total liabilities and shareholders’ equity	$1,049,196	$837,432

* December 31, 2009 cash and cash equivalents includes $7.7 million that was transferred on January 4, 2010 to cash and investments segregated in compliance with federal regulations. December 31, 2008 cash and cash equivalents excludes $4.1 million that was transferred on January 2, 2009 from cash and investments segregated in compliance with federal regulations.